EXHIBIT 99
STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350 AS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Deere & Company (the "Company") on Form 10-K for the period ending October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 19, 2002	/s/ R. W. Lane	Chairman and Chief Executive Officer

December 19, 2002	/s/ Nathan J. Jones	Senior Vice President and Chief Financial Officer